Exhibit 10.19

WESTROCK COFFEE COMPANY

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

SECTION 1.General.

(a)Purpose. The purpose of the Westrock Coffee Company Deferred Compensation Plan for Non-Employee Directors (this “Plan”) is to attract and retain the services of experienced non-employee directors by providing them with opportunities to defer the receipt of income relating to RSUs (each as defined in Section 1(d) below), thereby furthering the best interests of Westrock Coffee Company (together with its successors, the “Company”) and its stockholders.

(b)Equity Plan. This Plan does not authorize or contemplate any additional Shares beyond the Shares authorized under the Westrock Coffee Company 2022 Equity Incentive Plan or any successor plan (as in effect from time to time, the “Equity Plan”), and this Plan incorporates by reference herein the terms of the Equity Plan. Unless otherwise defined in this Plan, capitalized terms used in this Plan shall have the meanings assigned to them in the Equity Plan.

(c)Eligibility.  Except as otherwise determined by the Committee, each member of the Board who is not an employee (a “Non-Employee Director”) is eligible to participate in this Plan.

(d)Definitions.

(i)“Board” means the Board of Directors of the Company.

(ii)“Committee” means the Compensation Committee of the Board.

(iii)“Change in Control” has the meaning set forth in the Equity Plan; provided that any such transaction also is a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.

(iv)“Deferral” means a Deferred RSU.

(v)“Deferral Date” means, with respect to a Non-Employee Director’s Deferred RSU, the date on which the Shares covered by the corresponding RSU were scheduled to be issued to such Non-Employee Director, in either case had such Non-Employee Director not deferred such RSU.

(vi)“Deferred RSU” means an RSU that is deferred by a Non-Employee Director pursuant to Section 3.

(vii)“Disability” means a Non-Employee Director’s disability within the meaning of Section 409A.

(viii)“Distribution Date(s)” means the date(s) on which a Non-Employee Director’s Deferred RSUs are scheduled to be paid or settled (whether pursuant to an Election Form or this Plan).

(ix)“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(x)“RSU” means a restricted stock unit granted to a Non-Employee Director pursuant to the Equity Plan.

(xi)“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and regulations relating thereto.

(xii)“Separation from Service” means a “separation from service” within the meaning of Section 409A.

(xiii)“Unforeseeable Emergency” means such term as defined in Treas. Reg. 1.409A-3(i)(3)(i).

SECTION 2.Administration.

(a)This Plan shall be administered by the Committee, which shall have the power to interpret this Plan and to adopt such rules and guidelines for implementing the terms of this Plan as it may deem appropriate. Unless otherwise provided in this Plan, all designations, determinations, interpretations and other decisions under or with respect to this Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding on all Persons, including the Company and any Affiliate, director, beneficiary or stockholder.

(b)The Committee may delegate to any Person such duties and powers, both administrative and discretionary, as it deems appropriate, except for such duties that may not be delegated by applicable law or regulation. Except as otherwise required by applicable law or regulation, all powers and authorities of the Committee hereunder may be exercised by the Board.

SECTION 3.Deferral Elections.

(a)Election Forms.

(i)A Non-Employee Director may elect to defer receipt of RSUs pursuant to a form approved by the Committee and filed with the Secretary of the Company (an “Election Form”). Each Election Form will remain in effect until superseded or revoked pursuant to Section 3(c) or Section 3(d).

(ii)An Election Form may provide for a Non-Employee Director to elect to receive distribution of such Non-Employee Director’s Deferral at the following times or such other times as are determined by the Committee and consistent with Section 409A (but in no event earlier than the applicable Deferral Date): (x) a specified date or (y) such Non-Employee Director’s Separation from Service.

(b)Initial Elections.

(i)An Election Form shall apply to any RSU that is granted to a Non-Employee Director for any period of service that commences following the year in which such Election Form is filed.

(ii)Notwithstanding Section 3(b)(i), a Non-Employee Director who first becomes eligible to participate in this Plan (including any other plan that is required to be treated as a single plan with this Plan under Section 409A) may file an Election Form during the first thirty (30) days of such eligibility; provided that such Election Form shall apply only to RSUs granted not more than thirty (30) days prior to, and that vest more than twelve (12) months from, the date that such Election Form is filed.

(c)Subsequent Elections. A Non-Employee Director who has an Election Form on file with the Company may file with the Secretary of the Company a subsequent Election Form at any time. Such Election Form shall apply to any RSU that is granted to such Non-Employee Director for any period of service that commences following the year in which such subsequent Election Form is filed.

(d)Revoking Elections. A Non-Employee Director may revoke an Election Form at any time by providing written notice to the Secretary of the Company in a form to be provided to the Non-Employee Director. Such revocation shall apply to any RSU that is granted to such Non-Employee Director for any period of service that commences following the year in which the written notice revoking the original election is filed.

(e)Redeferrals. Not less than 12 months prior to the date on which a Deferral is scheduled to be distributed to a Non-Employee Director, such Non-Employee Director may elect to redefer such Deferral to a Distribution Date that is not less than five years after the scheduled distribution date. Such redeferral election shall be made in an Election Form approved by the Committee and filed with the Secretary of the Company.

(f)Vesting. Each Deferral shall be fully vested and non-forfeitable at all times from the applicable Deferral Date.

SECTION 4.Distributions.

(a)Regular Distribution Date. Subject to this Section 4, distributions with respect to a Non-Employee Director’s Deferral shall be made to such Non-Employee Director (i) in a lump sum payment at the time specified in the applicable Election Form or (ii) in a number of equal annual installments (not to exceed ten (10)) set forth in the applicable Election Form beginning at the time specified in the applicable Election Form.

(b)Change in Control, Death and Disability. All of a Non-Employee Director’s Deferrals thereon shall be distributed to such Non-Employee Director on a Change in Control or such Non-Employee Director’s death or Disability within forty-five (45) days of the applicable event.

(c)Unforeseeable Emergency. The Committee, in its sole discretion, may accelerate the distribution of a Non-Employee Director’s Deferral if such Non-Employee Director experiences an Unforeseeable Emergency; provided that such distribution complies with Section 409A. To request such a distribution, a Non-Employee Director must file an application with the Committee and furnish such supporting documentation as the Committee may require. Such application shall specify the basis for the distribution and the amount to be distributed. If such request is approved by the Committee, then distribution shall be made in a lump sum payment as soon as administratively practicable, but not more than forty-five (45) days following such approval.

(d)Specified Employees. Notwithstanding any other provision of this Plan to the contrary, if a Non-Employee Director is a “specified employee” within the meaning of Section 409A (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A that otherwise would be payable by reason of such Non-Employee Director’s Separation from Service during the six (6)-month period immediately following such Separation from Service shall instead be paid or provided on the first (1st) business day following the date that is six (6) months following such Non-Employee Director’s Separation from Service or any earlier date permitted by Section 409A. If such Non-Employee Director dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A, such amounts shall be paid to the personal representative of such Non-Employee Director’s estate within forty-five (45) days following the date of such Non-Employee Director’s death.

SECTION 5.Share Account; Amount of Distribution.

(a)Share Account. The Company shall establish or cause to be established a bookkeeping account (a “Share Account”) for each Deferral of RSUs to record the number of Shares in which such Deferral is notionally invested. The initial number of such notional Shares shall be the number of Shares covered by the portion of the RSU grant that is deferred pursuant to the applicable Election Form.

(b)Share Account Distribution. The balance in a Non-Employee Director’s Share Account shall be settled in a number of Shares equal to the whole number of Deferred RSUs in the Non-Employee Director’s Share Account with any such settlement to occur as soon as practicable following the applicable Distribution Date elected in accordance with the provisions of Section 4, but in no event more than forty-five (45) days after such Distribution Date. If annual installments are elected, the number of Shares issued on the first Distribution Date shall be a fraction (rounded to the nearest whole Share) of the number of Deferred RSUs in the Non-Employee Director’s Share Account as of such Distribution Date, the numerator of which is one and the denominator of which is the total number of annual installments elected. The number of Shares issued on each subsequent Distribution Date shall be a fraction (rounded to the nearest whole Share) of the Deferred RSUs in the Non-Employee Director’s Share Account as of such Distribution Date, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously settled. Cash payments in lieu of fractional Shares issuable in respect of fractional Deferred RSUs, if applicable, shall be made with the last installment settlement.

(c)Dividend Equivalents. With respect to the period beginning on the Deferral Date applicable to a Non-Employee Director’s Deferred RSUs and ending on the Distribution Date applicable to such Deferred RSUs, a Non-Employee Director shall receive a cash payment with respect to any cash dividend that would have been paid on a number of outstanding Shares equal to the number of Deferred RSUs credited to the applicable Share Account as of the applicable dividend record date. Each such payment shall be made on the date on which the applicable dividend is paid to holders of Shares generally or such other date as is determined by the Committee and permitted by Section 409A.

(d)Adjustment to Share Account. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto), or otherwise affects the Shares, then the Committee shall adjust the number and type of securities or other property (including cash) payable with respect to outstanding Deferred RSUs in a manner that is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

SECTION 6.General Provisions Applicable to Deferrals.

(a)Except as provided by the Committee, no Deferral and no right under any Deferral shall be assignable, alienable, saleable or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Non-Employee Director may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Non-Employee Director with respect to a Deferral on the death of the Non-Employee Director. Each Deferral, and each right under any Deferral, shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or, if permissible under applicable law, by the Non-Employee Director’s guardian or legal representative. No Deferral, and no right under any Deferral, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(b)All Shares or other securities delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange on which such Shares or other securities are then listed, and any applicable federal, state or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7.Amendments and Termination.

(a)The Committee, in its sole discretion, may amend, suspend or discontinue this Plan or any Deferral at any time to the extent permitted by Section 409A; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Non-Employee Director except to the extent necessary to comply with any provision of federal, state or other applicable law. The Committee further has the right, without a Non-Employee Director’s consent, to amend or modify the terms of this Plan and Non-Employee Director’s Deferrals to the extent that the Committee deems it necessary to avoid adverse or unintended tax consequences to such Non-Employee Director under Section 409A.

(b)The Committee, in its sole discretion, may terminate this Plan at any time, as long as such termination complies with then-applicable tax and other requirements. Distributions of Share Accounts outstanding under this Plan as of the date on which this Plan is terminated will be made in a lump sum payment twelve (12) months after such termination, unless the right to receive a distribution in accordance with the terms of this Plan would occur before the end of such twelve (12)-month period, in which case distributions will be made in accordance with the terms of this Plan and the applicable Election Form.

(c)Such other changes to Deferrals shall be permitted and honored under this Plan to the extent authorized by the Committee and consistent with Section 409A.

SECTION 8.Miscellaneous.

(a)No Rights to Participation. No Non-Employee Director or other Person shall have any claim to be entitled to make a deferral under this Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or beneficiaries under this Plan. The terms and conditions of deferrals under this Plan need not be the same with respect to each Non-Employee Director.

(b)Withholding. To the extent required by applicable law, the Company or any Affiliate shall be authorized to withhold from any Deferral or distribution the amount (in cash, notional shares, Shares or other securities) of taxes required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) in respect of such Deferral and to take such other action as may be necessary or appropriate in the opinion of the Company or Affiliate to satisfy withholding taxes.

(c)No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)No Right to Continued Service. The opportunity to make a Deferral under this Plan shall not be construed as giving a Non-Employee Director the right to be retained in the service of the Board or the Company. A Non-Employee Director’s Deferral under this Plan is not intended to confer any rights on such Non-Employee Director except as set forth in this Plan. The Company expressly reserves the right at any time to replace or not to renominate a Non-

Employee Director without any liability for any claim against the Company for any payment or distribution except to the extent provided for in this Plan.

(e)Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to this Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all applicable laws, rules or regulations, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

(f)Rights as a Stockholder. A Non-Employee Director will have no rights as a stockholder unless and until Shares are issued hereunder and such Non-Employee Director becomes the holder of record of such Shares.

(g)Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal laws without regard to conflict of law.

(h)Severability. If any provision of this Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify this Plan or any Deferral under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or such Deferral, such provision shall be stricken as to such jurisdiction, Person or Deferral, and the remainder of this Plan and such Election Form shall remain in full force and effect.

(i)Unfunded Status of this Plan. This Plan is unfunded. This Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Non-Employee Director and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under this Plan. No Non-Employee Director or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall any Non-Employee Director or beneficiary or any other Person have any right to receive any payment or distribution under this Plan except as, and to the extent, expressly provided in this Plan and the applicable Election Form. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under this Plan shall not serve in any way as security to any Non-Employee Director or beneficiary for the Company’s performance under this Plan and shall at all times be subject to the claims of creditors.

(j)Headings; Interpretation. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation” (except to the extent the context provides otherwise).

(k)Indemnification. Subject to requirements of Delaware State law and except as expressly provided by statute, each individual who is or shall have been a member of the Committee, or a Person to whom authority was delegated in accordance with Section 2(b), shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed on or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan (but not as a participant in this Plan), and against and from any amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, unless such loss, cost, liability or expense is a result of his or her own willful misconduct and provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(l)Section 409A of the Code. The terms and conditions of this Plan are intended to comply (and shall be interpreted in accordance) with Section 409A. For purposes of this Plan, “Separation from Service” shall mean a “separation from service,” as defined in Section 409A. No action shall be taken under this Plan that will cause any Share Account to fail to comply in any respect with Section 409A without the written consent of the Non-Employee Director. Any adjustments to Shares pursuant to Section 5(b) above shall be made (i) in compliance with the requirements of Section 409A and (ii) in such a manner as to ensure that after such adjustment to the Shares, this Plan and the Deferrals still comply with the requirements of Section 409A. In no event may any Non-Employee Director, directly or indirectly, designate the calendar year of any payment to be made pursuant to this Plan. Each payment to be made pursuant to this Plan is designated as a separate payment for purposes of Section 409A.

(m)Effective Date of this Plan.  This Plan shall be effective as of the date on which this Plan is adopted by the Committee.

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